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EXHIBIT 10.01

AMENDMENT
TO THE
WELLPOINT 401(k) RETIREMENT SAVINGS PLAN

        The WellPoint 401(k) Retirement Savings Plan (the "Plan"), as amended through January 1, 2001, is hereby further amended, effective as of April 30, 2002.

        1.    A new Section 3.17 providing for prior service credit for employees of RightCHOICE Managed Care, Inc. and HealthLink, Inc. is added at the end of Article III.

          3.17    RightCHOICE/HealthLink.    Each individual employed by RightCHOICE Managed Care, Inc. ("RightCHOICE") on April 30, 2002, and each individual employed by HealthLink,Inc. ("HealthLink") on May 5, 2002 who becomes an Eligible Employee on May 1, 2002 (with respect to an individual employed by RightCHOICE) or on May 6, 2002 (with respect to an individual employed by HealthLink) in connection with the authorization of RightCHOICE and HealthLink as Participating Companies will receive credit under the Plan for all service completed prior to May 1, 2002 (with respect to an individual employed by RightCHOICE) and May 6, 2002 (with respect to an individual employed by HealthLink), as described in Appendices XII (RightCHOICE) and XIII (HealthLink), provided, however, that no such Eligible Employee will be eligible for the Grandfathered Match implemented in 1997 regardless of his or her aggregated service.

        2.    A new Section 3.18 providing for prior service credit for employees of Texas Managed Care Administrative Services, Inc. is added at the end of Article III.

          3.18    Texas Managed Care Administrative Services, Inc.    Each individual employed by Texas Managed Care Administrative Services, Inc. ("TMCAS") on April 30, 2002 who becomes an Eligible Employee on May 1, 2002 in connection with the authorization of TMCAS as a Participating Company will receive credit under the Plan for all service completed prior to May 1, 2002 for TMCAS, provided, however, that no such Eligible Employee will be eligible for the Grandfathered Match implemented in 1997 regardless of his or her aggregated service.

        3.    Section 5.01 governing Salary Deferral Contributions is amended, effective as of January 1, 2002, to increase the maximum contribution per payroll period to 20% from 15% and, effective as of May 1, 2002, to decrease the minimum contribution per payroll period to 1% from 2%.

        4.    Appendix VII: Participating Companies is amended to reflect the authorization of RightCHOICE Managed Care, Inc. as a Participating Company effective as of May 1, 2002 and to reflect the authorization of HealthLink, Inc. as a Participating Company effective as of May 6, 2002.

        5.    A new Appendix XII: Special Provisions Applicable to RightCHOICE Employees is added at the end of the Plan effective as of May 1, 2002.

APPENDIX XII: SPECIAL PROVISIONS APPLICABLE TO RIGHTCHOICE EMPLOYEES

          The Blue Cross and Blue Shield of Missouri 401(k) Savings Program (the "RightCHOICE Plan") will be merged into the Plan effective as of 11:59 p.m. on July 14, 2002. Assets and liabilities of the RightCHOICE Plan, together with the assets and liabilities of this Plan, will constitute a single plan within the meaning of Code Section 414(l) as of July 15, 2002 (the "Plan Merger Date"). Unless otherwise expressly provided herein, the rights and benefits of a participant in the RightCHOICE Plan (each a "RightCHOICE Participant") who terminates employment with RightCHOICE Managed Care, Inc. ("RightCHOICE") on or prior to July 15, 2002 are determined in accordance with the provisions of the RightCHOICE Plan as in effect prior to July 15, 2002. References in the Plan to "Participant" as defined in Article II include each RightCHOICE Participant with an interest in the RightCHOICE Plan on July 14, 2002 without regard to his or her status as a current or former employee of RightCHOICE. This Appendix XII is designed to describe special provisions that apply specifically to individuals employed by

  RightCHOICE on and after May 1, 2002 (each a "RightCHOICE Employee") and to preserve under the Plan any benefits that are accrued by RightCHOICE Employees under the RightCHOICE Plan prior to July 15, 2002 to the extent such benefits are protected under Code Section 411(d)(6). The provisions of the Plan apply to the benefits of RightCHOICE Employees described in this Appendix subject to the restriction applicable to protected benefits and except to the extent modified by the terms of this Appendix. In the event of a conflict, the provisions of this Appendix will control.

          1.01    Eligibility.    Notwithstanding anything to the contrary in the Plan, each individual who is, or becomes, an Employee of RightCHOICE on or after May 1, 2002 is eligible to participate in the Plan as described in Article IV and make Salary Deferral Contributions as described in Article V, provided that he or she otherwise satisfies the Plan's eligibility requirements. In no event will any such individual's Salary Deferral Contribution election described in Article V apply to Compensation earned prior to May 1, 2002.

          1.02    Matching Contributions.    For purposes of determining the six percent (6%) limit on Matching Contributions, only Compensation that a RightCHOICE Employee earns after April 30, 2002 while eligible for Matching Contributions under the Plan will be taken into account. If the RightCHOICE Employee has accrued service prior to May 1, 2002 that is recognized under the RightCHOICE Plan at April 30, 2002, such service, as well as service accrued under this Plan, will be taken into account for purposes of determining eligibility for a Matching Contribution under Section 5.02(g).

          1.03    Restoration of Forfeitures.    If the nonvested part of a former RightCHOICE Participant's account under the RightCHOICE Plan was forfeited following a distribution of the vested part of such account upon termination of employment prior to the Plan Merger Date, such nonvested part will be restored as follows: If the former RightCHOICE Participant becomes an Eligible Employee within the applicable time limit on or after the Plan Merger Date, and repays the amount of the prior distribution within the applicable time limit, the nonvested part that was previously forfeited will be restored (without interest) under this Plan, and the entire Account will be fully vested. The former RightCHOICE Participant must become an Eligible Employee before incurring five consecutive one-year breaks in service and make the repayment within five years of the date of his or her employment as an Eligible Employee. If a former RightCHOICE Participant who terminated employment prior to the Plan Merger Date becomes an Eligible Employee prior to incurring five consecutive one-year breaks-in-service, and did not receive a distribution at his or her prior termination of employment, any nonvested part of his or her Account that was previously forfeited will automatically be restored under this Plan, and the entire Account will be fully vested. Funds for restoring forfeited amounts under this Section will be drawn from a special contribution to the Plan to be made by the appropriate Participating Company, as determined by the Committee. The special contribution will not be subject to the limitations under the Internal Revenue Code Section 415.

          1.04    Use of Forfeitures.    Any forfeitures existing under the RightCHOICE Plan at the Plan Merger Date will be applied against Matching Contributions under this Plan.

          1.05    In-Service Withdrawals.    In addition to the amounts described in Section 9.04, a RightCHOICE Employee participating in the Plan may make an in-service withdrawal of all amounts attributable to assets transferred from the RightCHOICE Plan to the Plan on his or her behalf (other than earnings on elective deferrals made after 1988), subject to the hardship withdrawal provisions in Section 9.04.

          1.06    Loan Repayments.    As soon as administratively practicable after May 1, 2002, each participant loan in a RightCHOICE Participant's account under the RightCHOICE Plan with an outstanding balance at May 1, 2002 will be transferred to such participant's Account in this Plan, and repayment on such loans will commence under this Plan. Any participant loan made on or after May 2, 2002 under the RightCHOICE Plan (each a "New Loan") will be transferred to this Plan as of the Plan Merger Date. Repayment on each such New Loan will be amortized over the remaining term of the loan, taking into account repayment amounts that were suspended under the RightCHOICE Plan prior to the Plan Merger Date.

          1.07    Previous Authorizations.    All distributions in progress, outstanding loans and hardship distributions initiated under the RightCHOICE Plan, except as provided to the contrary in this Appendix, will be administered under the Plan as of the Plan Merger Date.

        6.    A new Appendix XIII: Special Provision Applicable to HealthLink Employees is added at the end of the Plan effective as of May 6, 2002.

APPENDIX XIII: SPECIAL PROVISIONS APPLICABLE TO HEALTHLINK EMPLOYEES

          The HealthLink,Inc. Savings Incentive Profit Sharing Plan (401(k)) (the "HealthLink Plan") will be merged into the Plan effective as of 11:59 p.m. on July 14, 2002. Assets and liabilities of the HealthLink Plan, together with the assets and liabilities of this Plan, will constitute a single plan within the meaning of Code Section 414(l) as of July 15, 2002 (the "Plan Merger Date"). Unless otherwise expressly provided herein, the rights and benefits of a participant in the HealthLink Plan (each a "HealthLink Participant") who terminates employment with HealthLink, Inc. ("HealthLink") on or prior to July 15, 2002 are determined in accordance with the provisions of the HealthLink Plan as in effect prior to July 15, 2002. References in the Plan to "Participant" as defined in Article II include each HealthLink Participant with an interest in the HealthLink Plan on July 14, 2002 without regard to his or her status as a current or former employee of HealthLink. This Appendix XIII is designed to describe special provisions that apply specifically to individuals employed by HealthLink on and after May 6, 2002 (each a "HealthLink Employee") and to preserve under the Plan any benefits that are accrued by HealthLink Employees under the HealthLink Plan prior to July 15, 2002 to the extent such benefits are protected under Code Section 411(d)(6). The provisions of the Plan apply to the benefits of HealthLink Employees described in this Appendix subject to the restriction applicable to protected benefits and except to the extent modified by the terms of this Appendix. In the event of a conflict, the provisions of this Appendix will control.

          1.01    Eligibility.    Notwithstanding anything to the contrary in the Plan, each individual who is, or becomes, an Employee of HealthLink on or after May 6, 2002 is eligible to participate in the Plan as described in Article IV and make Salary Deferral Contributions as described in Article V, provided that he or she otherwise satisfies the Plan's eligibility requirements. In no event will any such individual's Salary Deferral Contribution election described in Article V apply to Compensation earned prior to May 6, 2002.

          1.02    Matching Contributions.    For purposes of determining the six percent (6%) limit on Matching Contributions, only Compensation that a HealthLink Employee earns after May 5, 2002 while eligible for Matching Contributions under the Plan will be taken into account. If the HealthLink Employee has accrued service prior to May 6, 2002 that is recognized under the HealthLink Plan at May 5, 2002, such service, as well as service accrued under this Plan, will be taken into account for purposes of determining eligibility for a Matching Contribution under Section 5.02(g).

          1.03    Restoration of Forfeitures.    If the nonvested part of a former HealthLink Participant's account under the HealthLink Plan was forfeited following a distribution of the vested part of such account upon termination of employment prior to the Plan Merger Date, such nonvested part will be restored as follows: If the former HealthLink Participant becomes an Eligible Employee within the applicable time limit on or after the Plan Merger Date, and repays the amount of the prior distribution within the applicable time limit, the nonvested part that was previously forfeited will be restored (without interest) under this Plan, and the entire Account will be fully vested. The former HealthLink Participant must become an Eligible Employee before incurring five consecutive one-year breaks in service and make the repayment within five years of the date of his or her employment as an Eligible Employee. If a former HealthLink Participant who terminated employment prior to the Plan Merger Date becomes an Eligible Employee prior to incurring five consecutive one-year breaks-in-service, and did not receive a distribution at his or her prior termination of employment, any nonvested part of his or her Account that was previously forfeited will automatically be restored under this Plan, and the entire Account will be fully vested. Funds for restoring forfeited amounts under this Section will be drawn from a special contribution to the Plan to be made by the appropriate Participating Company, as determined by the Committee. The special contribution will not be subject to the limitations under the Internal Revenue Code Section 415.

          1.04    Use of Forfeitures.    Any forfeitures existing under the HealthLink Plan at the Plan Merger Date will be applied against Matching Contributions under this Plan.

          1.05    Distribution Forms.    In addition to the single sum distribution form provided for in Section 11.08, a HealthLink Employee may elect to take amounts in his or her Account attributable to assets transferred from the HealthLink Plan in installments payable in cash or in kind over a period that does not exceed the life or life expectancy of the HealthLink Employee or the HealthLink Employee and his or her Beneficiary.

          1.06    In-Service Withdrawals.    In addition to the amounts described in Section 9.04, a HealthLink Employee participating in the Plan may make an in-service withdrawal of all amounts attributable to assets transferred from the HealthLink Plan to the Plan on his or her behalf (other than earnings on elective deferrals made after 1988), subject to the hardship withdrawal provisions in Section 9.04.

          1.07    Loan Repayments.    As soon as administratively practicable after May 21, 2002, each participant loan in a HealthLink Participant's account under the HealthLink Plan with an outstanding balance at May 21, 2002 will be transferred to such participant's Account in this Plan, and repayment on each such loan will commence under this Plan. Any participant loan made after May 21, 2002 under the HealthLink Plan (each a "New Loan") will be transferred to this Plan as of the Plan Merger Date. Repayment on each such New Loan will be amortized over the remaining term of the loan, taking into account repayment amounts that were suspended under the HealthLink Plan prior to the Plan Merger Date.

          1.08    Previous Authorizations.    All distributions in progress, outstanding loans and hardship distributions initiated under the HealthLink Plan, except as provided to the contrary in this Appendix, will be administered under the Plan as of the Plan Merger Date.

        IN WITNESS WHEREOF, WellPoint Health Networks Inc. has cause this Amendment to be executed this 30th day of April, 2002.

WELLPOINT HEALTH NETWORKS INC.
By:	/s/ J. THOMAS VAN BERKEM

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AMENDMENT TO THE WELLPOINT 401(k) RETIREMENT SAVINGS PLAN